Exhibit 3.3

FORM NO. 6	Registration No. 38682

BERMUDA

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 13th day of July, 2006

TDS Investor (Bermuda) Ltd.

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 13th day of July 2006

/s/ Registrar of Companies
for Registrar of Companies

Registration No. 38682

BERMUDA

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 TDS Investor (Bermuda) Ltd. by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Travelport Limited on the 2nd day of October, 2006.

Given under my hand and the Seal of the

REGISTRAR OF COMPANIES this 4th

day of October, 2006

/s/ Authorized Signatory

for Registrar of Companies